UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

TEXAS VENTURES ACQUISITION III CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42609	98-1802457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1012 Springfield Avenue
Mountainside, NJ	07092
(Address of Principal Executive Offices)	(Zip Code)

(201) 985-8300

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	TVACU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	TVA	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported in the Current Report on Form 8-K filed by Texas Ventures Acquisition III Corp, a Cayman Islands exempted company limited by shares (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on October 20, 2026 (the “Initial 8-K”), on October 19, 2026, the Company held an extraordinary general meeting of its shareholders (the “Meeting”), at which the Company’s shareholders approved, by special resolution, an amendment to the Company’s amended and restated memorandum and articles of association (the “Extension Amendment”) and an amendment to the Investment Management Trust Agreement, dated April 22, 2025, by and between the Company and Continental Stock Transfer & Trust Company (“CST”), as trustee, to extend the date by which the Company must consummate an initial business combination and the related date on which CST must liquidate the Company’s trust account (the “Trust Account”) established in connection with the Company’s initial public offering that was consummated on April 24, 2025 (the “IPO”), from October 24, 2026 to July 24, 2027.

This Amendment No. 1 to the Initial 8-K (this “Amendment”) amends Item 7.01 of the Initial 8-K solely to correct the redemption price per Class A ordinary share redeemed by the Company’s shareholders in connection with the Extension Amendment and the aggregate redemption amount reported in connection with such redemptions. No other changes have been made to the Initial 8-K.

Item 8.01	Other Events.

In Item 7.01 of the Initial 8-K, we indicated based upon information provided to us by our transfer agent, CST, that in connection with the Extension Amendment, the Company’s shareholders elected to redeem 17,699,488 Class A ordinary shares, which represents approximately 78.66% of the 22,500,000 Class A ordinary shares that were part of the units sold in the IPO, at a redemption price of approximately $10.58 per share, that such shareholders redeemed approximately $187,260,583 from the Trust Account, and that following such redemptions, 4,800,512 Class A ordinary shares remain outstanding.

CST has now provided the Company with corrected information with respect to the redemption price. As a result, this Amendment amends the Initial 8-K to correct that, in connection with the Extension Amendment, the Company’s shareholders elected to redeem 17,699,488 Class A ordinary shares at a redemption price of approximately $10.63 per share, for an aggregate redemption amount of approximately $188,177,658.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2026	TEXAS VENTURES ACQUISITION III CORP

	By:	/s/ Troy Rillo
	Name:	Troy Rillo
	Title:	Chief Executive Officer & Chief Financial Officer